Exhibit 99.1

VerifyMe Announces Pricing of $8.7 Million Bought Deal Offering of Common Stock

ROCHESTER, N.Y., Feb. 09, 2021 (GLOBE NEWSWIRE) -- VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” or the “Company”), a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products, today announced that it has entered into an underwriting agreement with Maxim Group LLC under which the underwriter has agreed to purchase, on a firm commitment basis, 1,650,000 shares of common stock of the Company, at a price to the public of $5.30 per share less underwriting discounts and commissions. The gross proceeds from the offering are expected to be approximately $8.75 million, before deducting underwriting discounts and commissions and estimated offering expenses.

The Company has granted the underwriters a 45-day option to purchase up to an additional 247,500 shares of common stock to cover over-allotments, if any. The offering is expected to close on February 12, 2021, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering. Joseph Gunnar & Co., LLC is acting as co-manager for the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-251837) previously filed and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the public offering may be obtained, when available, by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding our financial condition, results of operations, business strategy and financial needs. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital